EX 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF HAWAII
IN RE ECO SCIENCE SOLUTIONS, INC. SHAREHOLDER DERIVATIVE LITIGATION	Lead Civil No. 1:17-00530-LEK-WRP (Consolidated with No. 1:18-cv-00016)
This Document Relates To: ALL ACTIONS

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTIONS

TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF ECO SCIENCE SOLUTIONS, INC. ("ESSI" OR THE "COMPANY") STOCK AS OF SEPTEMBER 21, 2020.
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.  THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS AND CLAIMS ASSERTED ON BEHALF OF ESSI (THE "ACTION").
IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF ESSI WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
THESE ACTION IS A NOT CLASS ACTION.  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT.  IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

PURPOSE OF THIS NOTICE
YOU ARE HEREBY NOTIFIED, pursuant to an order of the United States District Court for the District of Hawaii (the "Court"), that a proposed settlement has been reached by the parties to the following derivative action brought on behalf and for the benefit of ESSI: In re Eco Science Solutions, Inc. Shareholder Derivative Litigation, Lead Civil No. 1:17-cv-00530-LEK-WRP (D. Haw.) (the "Action").  This Notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

The Stipulation of Settlement executed by counsel for the parties on September 21, 2020 (the "Stipulation"), and the settlement contemplated therein (the "Settlement"), is subject to approval by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advice you of the pendency of Settlement of the Action and your rights as a Current ESSI Shareholder.

This Notice is a summary only and does not describe all of the details of the Stipulation.  For full details of the matters discussed in this Notice, please see the full Stipulation and its attached exhibits by visiting the website, https://useherbo.com/essi-classaction-settlement/, or by contacting Plaintiffs' Counsel and/or Defendants' counsel at the address(es) listed below.  All capitalized terms used in this Notice, unless otherwise defined herein, are defined as set forth in the Stipulation.
THERE IS NO CLAIMS PROCEDURE.  This case was brought to protect the interests of ESSI and its shareholders.  The Settlement will not result in payment to individuals, and, accordingly, there will be no claims procedure.
Final Settlement Hearing
On September 23, 2020, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein and providing for notice of the Settlement (the "Preliminary Approval Order").  The Preliminary Approval Order further provides that the Court will hold a hearing ("Settlement Hearing") on November 17, 2020 at 10:30 a.m. before the Honorable Leslie E. Kobayashi in United States District Court for the District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of ESSI and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Final Judgment substantially in the form attached as Exhibit E to the Stipulation should be entered dismissing all claims in the Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the payment to Plaintiffs' Counsel of attorneys' fees and for the reimbursement of expenses; and (v) consider any other matters that may properly be brought before the Court in connection with the Settlement.  You have an opportunity to be heard at this hearing, and to object to the Settlement in the manner provided below in this Notice.
I.	FACTUAL AND PROCEDURAL BACKGROUND

A.	The Action

Plaintiff Ian Bell commenced this shareholder derivative action on behalf of ESSI by filing a complaint on October 20, 2017.  Plaintiff Marc D'Annunzio filed a shareholder derivative complaint based on similar allegations on January 11, 2018.  The cases were ordered consolidated on February 9, 2018.  Plaintiffs filed a consolidated complaint on February 23, 2018.1

Plaintiffs allege that the Individual Defendants caused ESSI to make misleading statements about ESSI's business, operation, and prospects in order to inflate the stock price for their own benefits and disseminated false information concerning a proposed acquisition of Ga-Du Bank, Inc.  ESSI's purported dissemination of inadequate and inaccurate information concerning the proposed acquisition of Ga-Du Bank, Inc. prompted the U.S. Securities and Exchange Commission ("SEC") to suspend trading in ESSI stock.

On March 16, 2018, Defendants moved to dismiss or stay the Action.  Plaintiffs opposed the motion to stay.  Following briefing, the Court held a hearing on June 4, 2018, and on August 13, 2018 denied Defendants' motion.

On September 28, 2018, Defendants filed a motion to dismiss the consolidated complaint.  Rather than oppose the motion, Plaintiffs filed an Amended Complaint on December 10, 2018, adding additional factual allegations.

1 Two other shareholder derivative actions were filed based on similar allegations: (i) Glorioso v. Taylor, et al., No. 17OC0001371B (Carson City Nev.) (the "Glorioso Action"); and (ii) Menos v. Taylor, et al., No. 3:17-cv-00662-LRH-VPC (D. Nev.) (the "Menos Action").  The Glorioso Action has been stayed since its inception and remains pending.  The Menos Action was voluntarily dismissed on March 3, 2020.  The parties agree that the entry of judgment in this Action would effectively terminate the Glorioso Action by operation of res judicata.

On January 29, 2019, Defendants filed a second motion to stay, which Plaintiffs opposed.  On April 26, 2019, after full briefing, the Court denied Defendants' second stay motion.

II.	PLAINTIFFS' CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiffs believe the Action has substantial merit, and Plaintiffs' entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action.  Plaintiffs and Plaintiffs' Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through trial and possible appeals, and the uncertainties inherent in the continued prosecution of the claims through and any subsequent appeal, including problems of proof, overcoming available defenses, the difficulties of measuring and proving damages.  Plaintiffs also recognize the unique challenges in this Action of attempting to pursue claims on behalf of ESSI without damaging its financial viability, and of collecting on any damages that might be awarded at trial.  ESSI has virtually no cash and no directors' and officers' liability insurance.  Continued litigation threatened the Company's viability.  Even non-monetary remedial measures had to be subject to detailed implementation protocols to ensure their cost would not overwhelm the Company's limited human and financial resources.
Plaintiffs' Counsel conducted an extensive investigation and thorough evaluation of the relevant facts, law, and unique operational and financial issues bearing on settlement before agreeing to resolve this Action, including, inter alia: (i) reviewing ESSI's press releases, public statements, SEC filings, and securities analysts' reports and advisories about the Company; (ii) reviewing related business and financial media reports about the Company; (iii) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (iv) preparing and filing derivative complaint(s); (v) conducting extensive damages analyses; (vi) evaluating stock awards made and putative debt obligations owed by ESSI to the Individual Defendants; (vii) evaluating the merits of, and the Defendants' potential liability in connection with, the related litigation and investigations; (viii) evaluating Defendants' motions to dismiss, and analyzing and incorporating the substantial additional information contained in related filings into a detailed Amended Complaint; (ix) evaluating ESSI's executive staff, board composition and corporate governance and internal controls, and identifying the governance structures and lapses in board oversight and controls that permitted the alleged wrongdoing to occur; (x) reviewing peer company and secondary sources to develop a comprehensive suite of proposed governance reforms; (xi) preparing a comprehensive monetary and non-monetary settlement demand based on the foregoing information; (xii) preparing detailed settlement conference statements for consideration by Judge Porter, which evaluated the claims, defenses and unique financial and operational considerations material to the settlement negotiations; (xiii) evaluating additional details regarding ESSI's current operations, financial condition, and debt obligations in meetings with Defendants' Counsel and ESSI's COO, at the December 3, 2019 settlement conference; (xiv) considering the additional information supplied by Defendants' Counsel at the March 2019 in-person meeting; (xv) developing a detailed, phased corporate therapeutics implementation program tailored to the Company's unique operational and financial challenges based on additional information gleaned during in the course of settlement negotiations; and (xvi) developing a tailored pecuniary recovery plan tailored to address ESSI's unique financial and governance challenges.
Plaintiffs' Counsel's assessment of the facts, legal and financial issues material to their recommendation in favor of the Settlement was further honed and refined over the course of months of substantive written and verbal exchanges with Defendants, Defendants' Counsel and Judge Porter.  Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and the information material to developing a comprehensive remedial plan tailored to ESSI's circumstances, Plaintiffs and Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon ESSI and its shareholders and serves their best interests.  Accordingly, Plaintiffs have agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation of Settlement.

III.    DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Action.  The Individual Defendants have expressly denied and continue to deny they made any misrepresentations or took any other wrongful actions in order to benefit themselves at the expense of ESSI's shareholders, or they have committed, threatened, or attempted to commit, any other violations of law, or breached any duty owed to ESSI including, but not limited to, all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.
Without admitting the validity of any allegations made in the Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation.  Defendants are entering into this Settlement because it will eliminate the distraction, burden, and expense of further litigation and taking into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action.  ESSI's directors have unanimously determined that the Settlement confers substantial benefits on the Company, and that it is in the best interests of ESSI and its shareholders for the Action to be settled in the manner and upon the terms and conditions set forth in the Stipulation.
IV.	TERMS OF THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is available for viewing on the website, https://useherbo.com/essi-classaction-settlement/.  The following is only a summary of its terms.

Economic Consideration for the Settlement
The Settlement provides for the following economic consideration:
• Defendant Giguiere (i) will release ESSI from any and all obligations to repay $1,500,000 loaned by Giguiere to ESSI, which shall be recognized and reported as a material taxable event to ESSI; (ii) will release ESSI from any and all obligations to pay interest, fees or penalties on any and all monies owed to Giguiere, and shall forgo any and all rights arising from any event of default under any loan agreement currently governing such indebtedness as of the date the Settlement is approved and will agree to enter into new loan agreements satisfactory to the Ombudsman and Giguiere; (iii) within five (5) days of final approval of the Settlement, Giguiere shall deliver 1,500,000 shares of ESSI common stock he presently owns to ESSI, which shall be held by the Company as treasury stock or cancelled, as determined by the Ombudsman (see paragraph 2.2 below); and (iv) any remaining shares of ESSI in excess of 1,500,000 shares owned by Giguiere will be held outside the control of Giguiere in a blind trust or other mechanism acceptable to the Ombudsman.  Giguiere shall be prohibited in perpetuity acting as officer, director, employee, agent, of ESSI.  The Ombudsman (discussed at Stipulation, paragraph 2.2) may, in his or her discretion, retain Giguiere as a technology consultant or advisor to ESSI, but any compensation paid to Giguiere for such services must take the form of restricted stock units subject to a three-year vesting period and capped at a maximum of 1,500,000 shares, subject to the determination by the Ombudsman that it is necessary and would serve ESSI's best interests to relax one or both of these limitations.
• Defendants J. Taylor and D. Taylor shall each deliver and forgo any interest whatsoever in 750,000 shares of ESSI common stock they presently own to ESSI and shall be prohibited from acquiring additional shares of ESSI stock.
• Defendants Lewis and Oveson shall each deliver and forgo any interest whatsoever in 250,000 shares of ESSI common stock they presently own to ESSI and shall be prohibited from acquiring additional shares of ESSI stock.
Appointment of an Ombudsman:

The Settlement provides for the appointment of an Ombudsman and Chairman of the Board, with all necessary powers and plenary authority of the Board to ensure the full and faithful adoption, implementation, and operation of the corporate governance reforms set forth in Exhibit A to the Stipulation of Settlement (the "Governance Reforms").

Corporate Governance Reforms and Funding Commitment:

ESSI will maintain the Governance Reforms reflected in Exhibit A to the Stipulation for not less than three (3) years following the Ombudsman's or reconstituted Board's (as defined below) certification that the Governance Reforms have been fully implemented.  In the event of a determination by the Ombudsman or reconstituted Board that it would be financially impracticable or contrary to ESSI and its shareholders' best interests to continue to maintain any of the Governance Reforms, the Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's Annual Report on Form 10-K filed with the SEC, detailing the bases for the Ombudsman's or Board's findings and determinations, and a plan and schedule for completing the implementation of the Governance Reforms and/or for adopting and maintaining substitute corporate governance provisions designed and intended to accomplish the same purposes as measures determined to financially impracticable or contrary to the Company's and its shareholders' best interests.

ESSI shall dedicate not less than 15% of such revenue, debt raised, or equity infused (regardless of source, but apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees) toward achieving the agreed-upon objectives and implementation and maintenance of the Governance Reforms.  Upon attainment of $10,000,000 in cash collected from revenue, debt, or equity, the Company shall dedicate a minimum of 18% of such revenue, debt raised, or equity infused (apart from and in addition to any personal contributions toward Company operations made by current officers, directors and employees).

The Ombudsman or reconstituted Board shall include a formal report to shareholders in the Company's Annual Report on Form 10-K filed with the SEC and on the investor relations page of ESSI's website, setting forth, inter alia: (i) the Company's progress in implementing the Governance Reforms; (ii) the Company's plans, anticipated schedule and budget for achieving the complete implementation of the Governance Reforms; (iii) any findings and determinations that certain provisions of the Governance Reforms should not be implemented or maintained; (iv) the total amount and percentage of corporate funds being spent on implementation and maintenance of the Governance Reforms, and how such funds were spent; (v) whether thresholds for the Governance Reform Funding Commitment have been met or exceeded and changes in budgets and planning to meet the mandatory contribution requirements; and (vi) the status of the Company's efforts to obtain directors' and officers' insurance ("D&O Insurance") and the amount of D&O Insurance, if any, the Company has secured.

In implementing the Governance Reforms, priority shall be given to recruiting, vetting, and appointing two new independent, non-employee directors to reconstitute the Board, and securing D&O Insurance, as set forth in paragraph 2.4 of the Stipulation.

Reconstitution of the Board:

Within thirty (30) days of final approval of the Settlement, D. Taylor shall resign from the Board, and shall not be appointed or seek election to the Board for the Effective Term.  He will assume the position of Executive Director of Festivals and relinquish all other executive functions.

Immediately upon final approval of the Settlement, J. Taylor will be deemed to have relinquished chairmanship of the Board, which shall be assumed by the Ombudsman.

Within thirty (30) days of final approval of the Settlement, Lewis will resign from the Board, and not be appointed or seek election to the Board or to any executive office for the Effective Term.

The Ombudsman shall take all necessary and advisable steps to recruit, vet and appoint at least two new, independent non-employee directors to the Board as soon as financially practicable.

In addition, the Ombudsman shall take all necessary and advisable steps to obtain D&O Insurance sufficient to protect the Company's interests and to make ESSI attractive to qualified persons to serve as directors and executives of the Company, including obtaining quotes, having a policy prepared, and evaluating the appropriate scope, terms and conditions, and amounts of coverage.  The Company shall secure at least three (3) quotes for D&O Insurance within ninety (90) days of final approval of the settlement.  The Ombudsman shall have full authority to determine if and when the Company purchases D&O Insurance based on cost considerations, benefits to the Company of having insurance (e.g., to attract qualified directors and executives), protecting the interests of the Company's shareholders, and any other relevant considerations as determined by the Ombudsman.  Once financially feasible, as determined by the Ombudsman, the policy will be bound.  The Ombudsman's annual report to shareholders shall address describe the Ombudsman's efforts to secure D&O insurance, including whether any such policies have been bound, and if not, why not.

V.	DISMISSAL AND RELEASES

The Settlement is conditioned upon the occurrence of certain events, which include, among other things: (i) final approval of the Settlement by the Court following notice to ESSI shareholders and the Settlement Hearing contemplated by the Stipulation; (ii) Court entry of the Judgment, in all material respects in the form set forth as Exhibit E to the Stipulation, dismissing the Action with prejudice; and (iii) the passing of the date upon which the Judgment becomes Final (the "Effective Date").

Upon the Effective Date, the Plaintiffs (acting on their own behalf and derivatively on behalf of ESSI), ESSI, and each of ESSI's shareholders (solely in their capacity as ESSI shareholders), shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever waived, released, relinquished, discharged, and dismissed the Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons arising out of, relating to, or in connection with the defense, settlement, or resolution of the Action.  Also upon the Effective Date, Plaintiffs (acting on their own behalf and derivatively on behalf of ESSI), ESSI, and each of ESSI's shareholders (solely in their capacity as ESSI shareholders) shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Action.  Moreover, each of the Defendants represented in the Action by counsel as stated in the Stipulation, shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and Plaintiffs' Counsel from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.

VI.	PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

In recognition of the substantial benefits conferred upon ESSI as a direct result of the prosecution and Settlement of the Action, in accordance with a mediator's proposal, and subject to Court approval, the Company has agreed to and shall pay Plaintiffs' Counsel: (i) USD $350,000, which shall be paid by ESSI in accordance with the terms of a promissory note (attached as Exhibit F to the Stipulation); and (ii) 1.4 million shares of unregistered ESSI stock (together, the "Fee and Expense Amount").  To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred.  Plaintiffs believe that the sum agreed to is within the range of attorneys' fees and expenses approved by courts under similar circumstances in litigation of this type.  ESSI shareholders are not personally liable for the payment of any award of attorneys' fees and expenses.
VII.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

Any Current ESSI Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement, or to the proposed Fee and Expense Amount, may file an objection.  An objector must file with the Court a written statement of his, her or its objection(s): (a) stating the case name and number: In re Eco Science Solutions, Inc. Shareholder Derivative Litigation, Lead Civil No. 1:17-cv-00530-LEK-WRP; (b) identifying the objector's name, mailing address, daytime telephone number, and e-mail address (if any); (c) stating that the objector is objecting to the proposed Settlement and/or proposed Fee and Expense Amount; (d) specifying the reason(s), if any, for each such objection made, including any legal support and/or evidence that such objector wishes to bring to the Court's attention or introduce in support of such objection; and (e) identifying and supplying documentation showing how many shares of ESSI common stock the objector owned as of September 21, 2020, when the objector purchased or otherwise acquired such shares, and proof that the objector still owns such ESSI shares.

The objector must file such objections and supporting documentation with the Clerk of the Court, United States District Court District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850, not later than fourteen (14) business days prior to the Settlement Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons:
Counsel for Plaintiff Ian Bell:
ROBBINS LLP
BRIAN J. ROBBINS
CRAIG W. SMITH
SHANE P. SANDERS
5040 Shoreham Place
San Diego, CA 92122
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Counsel for Plaintiff Marc D'Annunzio:
LAW OFFICES OF BETH A. KELLER, P.C.
BETH A. KELLER
118 N Bedford Rd Ste 100
Mount Kisco, NY 10549
Telephone: (914) 752-3040

Counsel for Plaintiffs Ian Bell and Marc D'Annunzio:
WEINBERG, ROGER & ROSENFELD
ASHLEY K. IKEDA 2955-0
JERRY P.S. CHANG 6671
Central Pacific Plaza
220 South King Street, Suite 901
Honolulu, HI 96813
Telephone: (808)528-8880
Facsimile: (808) 528-8881
aikeda@unioncounsel.net
jchang@unioncounsel.net

Counsel for Defendants and ESSI:
GREENBERG TRAURIG, LLP
JOEL MAX EADS
KATHLEEN M. KLINE
1717 Arch Street, Suite 400
Philadelphia, PA 19103
Telephone: (215) 988-7856
Facsimile: (215) 988-7801

GREENBERG TRAURIG, LLP
MIRIAM G. BAHCALL
77 West Wacker, Suite 3100
Chicago, IL 60601
Telephone:  (312) 476-5135
Facsimile: (312) 899-0437

MILLER SHEA LLLC
PATRICK K. SHEA 8387
1001 Bishop Street, Suite 2925
Honolulu, HI 96813
Telephone: (808) 536-2442
patrick@millershealaw.com

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen business (14) days before the Settlement Hearing.  Any Current ESSI Shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from making, any objection to the Settlement, and any untimely objection shall be barred.  Any submissions by the Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Settlement Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Settlement Hearing either in person or through counsel retained at the objector's expense.  Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.  Timely objectors or their attorneys intending to appear at the Settlement Hearing are required to indicate in their written objection (or in a separate writing submitted to the counsel listed in the preceding paragraph no later than fourteen (14) business days prior to the Settlement Hearing) that they intend to appear at the Settlement Hearing and identify any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Final Hearing.  Objectors or their attorneys intending to appear at the Final Hearing must also, no later than fourteen (14) business days prior to the Settlement Hearing, file with the Court, and serve upon counsel listed in the above paragraph, a notice of intention to appear, setting forth the name and address of anyone intending to appear. Any objector who does not timely file and serve a notice of intent to appear in accordance with this paragraph shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

If you are a Current ESSI Shareholder and do not take steps to appear in this Action and object to the proposed Settlement, you will be bound by the Final Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

VIII.	EXAMINATION OF PAPERS AND INQUIRIES

There is additional information concerning the Settlement available in the Stipulation, which is available for viewing on the website, https://useherbo.com/essi-classaction-settlement/.  You may also inspect the Stipulation during business hours at the office of the Clerk of the Court, United States District Court District of Hawaii, 300 Ala Moana Blvd C-338 Honolulu, Hawaii 96850.  Or you can contact Plaintiffs' Counsel at (619) 525-3990 or (914) 752-3040 for additional information concerning the Settlement.
PLEASE DO NOT TELEPHONE THE COURT, COURT CLERK'S OFFICE, OR ANY REPRESENTATIVE OF ESSI REGARDING THIS NOTICE.